UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2007 (April 18, 2007)

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) Amendment of bylaws

WesBanco, Inc.’s (WesBanco) Board of Directors, at its annual reorganizational meeting, approved an amendment to Article IX of WesBanco’s bylaws, effective with its meeting of April 26, 2007. The amendment changed WesBanco’s Bylaws to permit direct registration of shares of WesBanco common stock in addition to certificate form. The Bylaw change facilitates compliance with the new NASDAQ rule requiring companies to permit direct registration of their securities by January 1, 2008.

The amended Bylaws of WesBanco are attached as Exhibit 3.1 to this report.

Item 8.01 Other Information

WesBanco issued a press release today announcing that its Board of Directors, at its annual reorganizational meeting, elected James C. Gardill Chairman of the Board of Directors, effective with its meeting of April 26, 2007. Edward M. George, former Chairman of the Board and retired President and CEO of WesBanco, Inc., will continue to serve on the WesBanco board.

The press release is attached as Exhibit 99.1 to this report. The press release also notes recently elected directors from the Annual Meeting of Stockholders held on April 18, 2007.

At WesBanco's Annual Meeting of Stockholders held on April 18, 2007, the stockholders voted to reject a Jewelcor Management, Inc. shareholder proposal disclosed in its annual proxy statement that had advocated the WesBanco Board of Directors take steps to achieve a sale or merger of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

3.1 - Bylaws of WesBanco, Inc., as amended April 26, 2007
99.1 - Press release dated April 27, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: April 27, 2007	/s/ Robert H. Young
Robert H. Young
Executive Vice President and
Chief Financial Officer